UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 30, 2019

ADVANCED CREDIT TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-170132	26-2118480
(Commission File Number)	(IRS Employer Identification No.)

871 Venetia Bay Blvd, #202, Venice, FL	34285
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (612)961-4536

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02(d) - Election of Directors

On October 30, 2019, a majority of the voting securities of the Company approved by written consent the election of the following persons to be directors: Christopher Jackson, Enrico Giordano, Mark Carten, Rex Schuette and Frederick Andreini. None of the directors of the Company will receive any compensation at this time for serving as a director of the Company. However, the directors who also serve as officers of the Company will be compensated for their services as officers. None of the directors will serve on any committees as none exist at this time. In addition, none of the directors have any family relationships with any other director or officer of the Company. Finally, there are no transactions in which the directors have an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 5.03. Amendments to Articles of Incorporation or Bylaws.

On October 30, 2019, the Company and the majority shareholders of the Company, approved an amendment to the articles of incorporation to change the name of the Company to “Cyberloq Technologies, Inc.” (the “Name Change”) in order to better reflect the Company’s business moving forward. The Name Change will more accurately descibe the scope of the Company’s Cyberloq® family of products including banking fraud protection, website protection, secure cloud-based storage, and private blockchain development. The Name Change is scheduled to be effective on November 20, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED CREDIT TECHNOLOGIES, INC.
(Registrant)

	By:	/s/ Christopher Jackson
Christopher Jackson, President

Date: November 1, 2019